SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 17, 2007

DUTCH GOLD RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30805	84-1125214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lenox Road, N.E., Suite 1500, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 412-2440
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition on Disposition of Assets.

On January 16, 2007, the Registrant consummated the terms of its Share Exchange Agreement (the “Agreement”) with Dutch Mining, LLC (“Dutch Mining”) whereby the Registrant issued 24,000,000 shares of its common stock, par value $.001 per share (the “Common Stock”) to the Dutch Mining equity holders and their designees in exchange for all of the issued and outstanding equity interests of Dutch Mining (the “Exchange”). Following the Exchange, Dutch Mining became a wholly-owned subsidiary of the Registrant and the Registrant had a total of 30,256,144 shares of Common Stock issued and outstanding.

Item 3.02	Unregistered Sale of Equity Securities.

As set forth in Item 1.01, the Registrant issued 24,000,000 of its Common Stock. The Registrant relied on the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with the Exchange, the Registrant elected Ewald Dienhart as Chairman of the Board of Directors. Mr. Dienhart, 73, most recently served as the Managing Director of Dutch Mining and has served in that capacity since 1994. The Registrant’s Board of Directors approved an annual base salary for Mr. Dienhart of $60,000. Pursuant to the terms of the Agreement, Dr. William Debor, 62, was also elected to serve as a member of the Registrant’s Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Share Exchange Agreement with Dutch Mining, LLC, dated May 23, 2006

99.2	Press Release dated, January 16, 2007 entitled “Dutch Gold Resources Completes Acquisition of Dutch Mining, LLC.”

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

DUTCH GOLD RESOURCES, LLC

Date: January 22, 2007	By:	/s/ Daniel W. Hollis

Daniel W. Hollis Chief Executive Officer